EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR FOURTH QUARTER AND FISCAL YEAR 2022

For the quarter ended March 31, 2022
•Record net sales of $1.844 billion, up 4.9% sequentially and up 25.7% from the year ago quarter. The midpoint of our guidance provided on February 3, 2022 was net sales of $1.819 billion.
•On a GAAP basis: record gross margin of 66.2%; record operating income of $549.5 million and 29.8% of net sales; net income of $437.9 million; and EPS of $0.77 per diluted share. Our guidance provided on February 3, 2022 was for GAAP EPS of $0.66 to $0.68 per diluted share.
•On a Non-GAAP basis: record gross margin of 66.6%; record operating income of $824.9 million and a record 44.7% of net sales; record net income of $764.6 million and record EPS of $1.35 per diluted share. Our guidance provided on February 3, 2022 was for Non-GAAP EPS of $1.22 to $1.28 per diluted share.
•Record cash flow from operations of $747.7 million.
•Paid down $205.9 million of debt in the March 2022 quarter. Cumulatively paid down $4.98 billion of debt over the last 15 quarters.
•Record quarterly dividend declared of 27.6 cents per share, an increase of 9.1% sequentially and 33.7% from the year ago quarter.
•Repurchased approximately $259.6 million, or 3.6 million shares, during the March 2022 quarter under our previously announced $4.0 billion stock buyback program.

For fiscal year 2022
•Record net sales of $6.821 billion.
•On a GAAP basis: record gross margins of 65.2%; record operating income of $1.850 billion; net income of $1.286 billion, adversely impacted by purchase accounting adjustments associated with our acquisitions and a $113.4 million loss on debt settlement associated with our debt refinancing activities; and EPS of $2.27 per diluted share.
•On a Non-GAAP basis: record gross margins of 65.7%; record operating income of $2.965 billion and a record 43.5% of net sales; record net income of $2.611 billion and record EPS of $4.61 per diluted share.
•Paid down $1.372 billion of total debt and returned $929.4 million to shareholders through dividends and share repurchases.

CHANDLER, Arizona - May 9, 2022 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months and fiscal year ended March 31, 2022, as summarized in the table below.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

	Three Months Ended March 31, 2022(1)				Twelve Months Ended March 31, 2022(1)
Net sales	$1,844.2				$6,820.9
	GAAP	%	Non-GAAP(2)%		GAAP	%	Non-GAAP(2)%
Gross margin	$1,220.4	66.2%	$1,228.4	66.6%	$4,449.6	65.2%	$4,483.9	65.7%
Operating income	$549.5	29.8%	$824.9	44.7%	$1,849.6	27.1%	$2,965.3	43.5%
Other expense	$(70.3)		$(50.1)		$(367.1)		$(220.6)
Income tax provision	$41.3		$10.2		$197.0		$133.9
Net income	$437.9	23.7%	$764.6	41.5%	$1,285.5	18.8%	$2,610.8	38.3%
Net income per diluted share	$0.77		$1.35		$2.27		$4.61
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the fourth quarter of fiscal 2022 were a record $1.844 billion, up 25.7% from net sales of $1.467 billion in the prior year's fourth fiscal quarter.

GAAP net income for the fourth quarter of fiscal 2022 was $437.9 million, or $0.77 per diluted share, up from GAAP net income of $116.0 million, or $0.21 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2022 and 2021, GAAP net income was adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions and loss on debt settlement associated with our debt refinancing activities.

Non-GAAP net income for the fourth quarter of fiscal 2022 was a record at $764.6 million, or $1.35 per diluted share, up from non-GAAP net income of $521.4 million, or $0.93 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2022 and fiscal 2021, our non-GAAP results exclude the effect of share-based compensation, manufacturing excursion, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to equity investments. For the fourth quarters of fiscal 2022 and fiscal 2021, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Net sales for the fiscal year ended March 31, 2022 were a record $6.821 billion, an increase of 25.4% from net sales of $5.438 billion in the prior fiscal year.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

GAAP net income for the fiscal year ended March 31, 2022 was $1.286 billion, or $2.27 per diluted share, an increase of 267.9% from net income of $349.4 million, or $0.65 per diluted share in the prior fiscal year. Fiscal 2022 and fiscal 2021 GAAP net income were significantly adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions and loss on debt settlement associated with our debt refinancing activities.

Non-GAAP net income for the fiscal year ended March 31, 2022 was a record $2.611 billion, or $4.61 per diluted share, an increase of 46.3% from net income of $1.785 billion, or $3.30 per diluted share, in the prior fiscal year. See the "Use of Non-GAAP Financial Measures" section of this release.

Microchip announced today that its Board of Directors declared a record quarterly cash dividend on its common stock of 27.6 cents per share, up 9.1% from the cash dividend paid last quarter and up 33.7% from the year ago quarter. The quarterly dividend is payable on June 3, 2022 to stockholders of record on May 20, 2022.

"We delivered yet another quarter of strong growth and profitability during the March quarter and closed out a record fiscal year 2022 with outstanding revenue growth of 25.7% compared to the prior year's fourth fiscal quarter. Our March quarter results came in near the high end of our guidance range, and we achieved new records across key operating non-GAAP metrics," said Ganesh Moorthy, President and Chief Executive Officer. "These impressive results are a testament to the resilience of our model and the strength of our team as we continue to navigate through a challenging supply environment. We believe our focus on operational excellence positions us well to achieve our long-term non-GAAP gross margin target of 68%, non-GAAP operating margin target of 45%, and free cash flow target of 38% through industry cycles."

Mr. Moorthy added, "Overall business conditions remained very strong in the March quarter with high levels of bookings and record backlog for product to be shipped over multiple quarters, accentuated by our Preferred Supply Program, which continues to be greater than 50% of our aggregate backlog and more than 100% of our backlog in the most constrained capacity areas. As it has been throughout fiscal 2022, in the March quarter demand outpaced the capacity improvements we implemented, resulting in our unsupported backlog continuing to climb and our lead times remaining stretched. Based on the magnitude of the demand-supply imbalance, the size of our non-cancellable backlog, the rate at which new backlog continues to come in, and the pace at which we can bring new capacity online, we expect to remain supply-constrained throughout 2022 and into 2023."

Steve Sanghi, Microchip's Executive Chair, said, "Based on our record revenue growth and profitability and significant reduction of our net leverage during fiscal year 2022, we commenced a more active capital return strategy during the year, which was further enhanced during the second half of the fiscal year with the addition
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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

of a programmatic stock buyback program. I am pleased to report that Microchip's Board of Directors approved a sequential increase in our dividend of 9.1%, to a record 27.6 cents per share, representing a 33.7% year-over-year increase. Given our strong cash flow generation during the March quarter, we are targeting $348.2 million return to shareholders in the June quarter via dividends and share repurchases."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We continued to aggressively pay down our debt with another $205.9 million of payments during the March quarter, reflecting a cumulative debt pay down of $4.98 billion over the past 15 quarters, as we have actively managed the working capital requirements for the business. As part of the debt pay down in the March quarter we exchanged $64.9 million of dilutive convertible debentures for cash and shares of our common stock. We believe that these transactions will benefit stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time. In addition, we purchased $259.6 million of our stock as we executed our programmatic stock buyback program, and we anticipate purchasing an additional $194.6 million of shares during the June quarter. We remain focused on continuing to enhance our capital structure in the future."

Mr. Moorthy concluded, "Our backlog for the June quarter is very strong. Demand continues to outpace supply, and we also have considerable backlog requested by customers in the June quarter that currently cannot be fulfilled until later quarters, despite growing capacity from last quarter. Our Total Systems Solutions strategy, combined with our focus on key market megatrends, is driving stronger customer engagements resulting in share gains in the end markets we serve. Given this backdrop, and comprehending the anticipated effects of the lockdowns in China, we expect our net sales in the June quarter to be up between 4% and 8% sequentially. At the mid-point of our guidance for the June quarter, net sales will be 24.6% higher than the year ago quarter."

Microchip's Highlights for the Quarter Ended March 31, 2022:

•Announced the industry’s first automotive-qualified Gen 4 PCIe® switches that enable the autonomous driving ecosystem. Switchtec™ Gen 4 PCIe switches provide low-latency, low-power and high-performance connectivity required for Advanced Driver Assistance System (ADAS) designs.

•Introduced the industry’s highest-performance 16-Channel PCIe® Gen 5 Enterprise NVMe® SSD Controller. Microchip’s Flashtec® NVMe 4016 controller enables unparalleled performance and a rich "cloud-ready" feature set including industry-leading security features needed for high-reliability, high-performance Solid-State Drives (SSDs) in data centers.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

•Unveiled industry-leading 3.3 kV Silicon Carbide (SiC) power devices enabling new levels of efficiency and reliability in high-voltage power electronics. 3.3 kV SiC MOSFETs and Schottky Barrier Diodes (SBDs) extend designers’ options for power in transportation, energy and industrial systems.

•Introduced the industry’s only family of standard non-hybrid space-grade power converters including a 28 Volt (V)-input radiation-tolerant options. Microchip’s alternatives to inflexible hybrid-style converters improve design flexibility while reducing system size, cost and development time in aerospace and defense applications.

•Announced through subsidiary Silicon Storage Technology® (SST) that customer WITINMEN introduced a System on Chip (SoC) that utilizes SST’s analog embedded SuperFlash® memBrain™ memory technology to solve speech processing challenges that demand neural processing at edge nodes.

•Released new In-Circuit Emulator (ICE) development tool to boost productivity with feature-rich programming and debugging of code for MCUs. Microchip’s MPLAB® ICE 4 is a full emulation, programming and debugging system featuring wireless connectivity, power debugging and real-time code profiling using trace.

•Unveiled a new family of Time Sensitive Networking (TSN) Ethernet switches that provides the industry’s first turnkey solution for industrial automation networks. Microchip’s LAN9668x family of Ethernet switches enables single network architecture and, combined with the new LAN8814 PHYs, reduces system cost and risk for designers while speeding time to market.

•Announced enablement of Qi® 1.3 wireless charging with authentication by releasing a new secure storage subsystem and key provisioning system now mandated by the Wireless Power Consortium (WPC) Qi 1.3 wireless charging standard.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

First Quarter Fiscal Year 2023 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.918 to $1.992 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	66.4% to 66.8%	$7.0 to $8.0 million	66.8% to 67.2%
Operating Expenses(2)	32.6% to 33.2%	$214.6 to $218.6 million	21.6% to 22.0%
Operating Income	33.2% to 34.2%	$221.6 to $226.6 million	44.8% to 45.6%
Other Expense, net	$49.8 to $52.2 million	($0.2) to $0.2 million	$50.0 to $52.0 million
Income Tax Provision	$108.7 to $147.9 million(3)	$39.9 to $58.0 million	$68.8 to $89.9 million(4)
Net Income	$479.1 to $481.5 million	$261.4 to $284.8 million	$740.5 to $766.3 million
Diluted Common Shares Outstanding	Approximately 562.8 to 563.8 million shares		Approximately 562.8 to 563.8 million shares
Earnings per Diluted Share	$0.85 to $0.86	$0.47 to $0.50	$1.32 to $1.36
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending June 30, 2022. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending June 30, 2022.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2023, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Microchip's inventory days in the June 2022 quarter are expected to be in the range of 128 to 134 days, compared to 125 days on March 31, 2022. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products, and our production levels.

•Capital expenditures for the quarter ending June 30, 2022 are expected to be between $120 million and $140 million. Capital expenditures for all of fiscal 2023 are expected to be between $450 million and $550 million. We continue to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.

Under the GAAP revenue recognition standard, which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We define end-market demand as the net dollar amount of our
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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

products, licensing revenue, and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. We are able to calculate end-market demand based on information that our distributors provide us about their product shipments to their customers and inventory holdings. The value of end-market demand from our distributors is calculated as the net transaction value of these shipments. We believe that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer. We believe the use of end-market demand is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities, whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Management uses end-market demand to manage and assess the profitability of our business and when developing and monitoring our budgets and spending. Many of our investors have requested that we disclose end-market demand metric because they believe it is useful in understanding our performance as it provides better information regarding end-market demand for our products. Therefore, we believe that it is useful to investors for us to disclose end-market demand. Our determination of end-market demand metric might not be the same as similarly titled measures used by other companies.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, manufacturing excursion, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to equity investments. For the fourth quarters of fiscal 2022 and fiscal 2021, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2022 quarter between $65 and $75 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Net sales	$1,844.2	$1,467.1	$6,820.9	$5,438.4
Cost of sales	623.8	540.3	2,371.3	2,059.6
Gross profit	1,220.4	926.8	4,449.6	3,378.8

Research and development	259.1	228.5	989.1	836.4
Selling, general and administrative	187.2	165.1	718.9	610.3
Amortization of acquired intangible assets	215.5	232.4	862.5	932.3
Special charges (income) and other, net	9.1	(7.2)	29.5	1.7
Operating expenses	670.9	618.8	2,600.0	2,380.7

Operating income	549.5	308.0	1,849.6	998.1

Other expense, net	(70.3)	(163.6)	(367.1)	(658.6)
Income before income taxes	479.2	144.4	1,482.5	339.5
Income tax provision (benefit)	41.3	28.4	197.0	(9.9)
Net income	$437.9	$116.0	$1,285.5	$349.4

Basic net income per common share	$0.79	$0.21	$2.33	$0.67
Diluted net income per common share	$0.77	$0.21	$2.27	$0.65

Basic common shares outstanding	555.5	542.5	552.3	519.2
Diluted common shares outstanding	565.1	563.0	565.9	541.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	March 31,	March 31,
	2022	2021
	(Unaudited)
Cash and short-term investments	$319.4	$282.0
Accounts receivable, net	1,072.6	997.7
Inventories	854.4	665.0
Other current assets	206.2	200.5
Total current assets	2,452.6	2,145.2

Property, plant and equipment, net	967.9	854.7
Other assets	12,779.0	13,478.9
Total assets	$16,199.5	$16,478.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,399.0	$1,086.7
Current portion of long-term debt	—	1,322.9
Total current liabilities	1,399.0	2,409.6

Long-term debt	7,687.4	7,581.2
Long-term income tax payable	704.6	689.9
Long-term deferred tax liability	39.8	43.9
Other long-term liabilities	473.9	417.1

Stockholders' equity	5,894.8	5,337.1
Total liabilities and stockholders' equity	$16,199.5	$16,478.8

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Gross profit, as reported	$1,220.4	$926.8	$4,449.6	$3,378.8
Share-based compensation expense	8.0	7.8	34.3	26.6
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	—	2.8
Manufacturing excursion	—	5.8	—	5.8
Non-GAAP gross profit	$1,228.4	$940.4	$4,483.9	$3,414.0
Non-GAAP gross profit percentage	66.6%	64.1%	65.7%	62.8%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Research and development expenses, as reported	$259.1	$228.5	$989.1	$836.4
Share-based compensation expense	(21.8)	(26.8)	(97.9)	(96.8)
Acquisition-related	(0.2)	(0.2)	(0.8)	(0.4)
Non-GAAP research and development expenses	$237.1	$201.5	$890.4	$739.2
Non-GAAP research and development expenses as a percentage of net sales	12.9%	13.7%	13.1%	13.6%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Selling, general and administrative expenses, as reported	$187.2	$165.1	$718.9	$610.3
Share-based compensation expense	(17.2)	(20.4)	(78.0)	(74.9)
Acquisition-related	(0.8)	(2.2)	(4.1)	(3.7)
Professional services associated with certain legal matters	(2.8)	(0.4)	(8.4)	(9.5)
IT security remediation	—	(0.1)	(0.2)	(1.5)
Non-GAAP selling, general and administrative expenses	$166.4	$142.0	$628.2	$520.7
Non-GAAP selling, general and administrative expenses as a percentage of net sales	9.0%	9.7%	9.2%	9.6%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Operating expenses, as reported	$670.9	$618.8	$2,600.0	$2,380.7
Share-based compensation expense	(39.0)	(47.2)	(175.9)	(171.7)
Acquisition-related	(1.0)	(2.4)	(4.9)	(4.1)
Professional services associated with certain legal matters	(2.8)	(0.4)	(8.4)	(9.5)
IT security remediation	—	(0.1)	(0.2)	(1.5)
Amortization of acquired intangible assets	(215.5)	(232.4)	(862.5)	(932.3)
Special income (charges) and other, net	(9.1)	7.2	(29.5)	(1.7)
Non-GAAP operating expenses	$403.5	$343.5	$1,518.6	$1,259.9
Non-GAAP operating expenses as a percentage of net sales	21.9%	23.4%	22.2%	23.2%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Operating income, as reported	$549.5	$308.0	$1,849.6	$998.1
Share-based compensation expense	47.0	55.0	210.2	198.3
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	—	2.8
Manufacturing excursion	—	5.8	—	5.8
Acquisition-related	1.0	2.4	4.9	4.1
Professional services associated with certain legal matters	2.8	0.4	8.4	9.5
IT security remediation	—	0.1	0.2	1.5
Amortization of acquired intangible assets	215.5	232.4	862.5	932.3
Special charges (income) and other, net	9.1	(7.2)	29.5	1.7
Non-GAAP operating income	$824.9	$596.9	$2,965.3	$2,154.1
Non-GAAP operating income as a percentage of net sales	44.7%	40.7%	43.5%	39.6%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Other expense, net, as reported	$(70.3)	$(163.6)	$(367.1)	$(658.6)
Loss on settlement of debt	11.8	85.6	113.4	299.6
Non-cash other expense, net	8.4	12.0	38.6	66.6
Gains on equity investments	—	—	(5.5)	(0.2)
Non-GAAP other expense, net	$(50.1)	$(66.0)	$(220.6)	$(292.6)
Non-GAAP other expense, net, as a percentage of net sales	(2.7)%	(4.5)%	(3.2)%	(5.4)%

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RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Income tax provision (benefit) as reported	$41.3	$28.4	$197.0	$(9.9)
Income tax rate, as reported	8.6%	19.7%	13.3%	(2.9)%
Other non-GAAP tax adjustment	(31.1)	(18.9)	(63.1)	86.7
Non-GAAP income tax provision	$10.2	$9.5	$133.9	$76.8
Non-GAAP income tax rate	1.3%	1.8%	4.9%	4.1%

RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Net income, as reported	$437.9	$116.0	$1,285.5	$349.4
Share-based compensation expense	47.0	55.0	210.2	198.3
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	—	2.8
Manufacturing excursion	—	5.8	—	5.8
Acquisition-related	1.0	2.4	4.9	4.1
Professional services associated with certain legal matters	2.8	0.4	8.4	9.5
IT security remediation	—	0.1	0.2	1.5
Amortization of acquired intangible assets	215.5	232.4	862.5	932.3
Special charges (income) and other, net	9.1	(7.2)	29.5	1.7
Loss on settlement of debt	11.8	85.6	113.4	299.6
Non-cash other expense, net	8.4	12.0	38.6	66.6
Gains on equity investments	—	—	(5.5)	(0.2)
Other non-GAAP tax adjustment	31.1	18.9	63.1	(86.7)
Non-GAAP net income	$764.6	$521.4	$2,610.8	$1,784.7
Non-GAAP net income as a percentage of net sales	41.5%	35.5%	38.3%	32.8%
GAAP net income as a percentage of net sales	23.7%	7.9%	18.8%	6.4%
Diluted net income per common share, as reported	$0.77	$0.21	$2.27	$0.65
Non-GAAP diluted net income per common share	$1.35	$0.93	$4.61	$3.30
Diluted common shares outstanding, as reported	565.1	563.0	565.9	541.2
Diluted common shares outstanding non-GAAP	565.1	563.0	565.9	541.2

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
GAAP cash flow from operations, as reported	$747.7	$449.2	$2,842.7	$1,916.5
Capital expenditures	(114.6)	(55.4)	(370.1)	(92.6)
Free cash flow	$633.1	$393.8	$2,472.6	$1,823.9
Free cash flow as a percentage of net sales	34.3%	26.8%	36.3%	33.5%
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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

Microchip will host a conference call today, May 9, 2022 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 23, 2022.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on May 9, 2022 and will remain available until 5:00 p.m. (Eastern Time) on May 23, 2022. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 5680955.

Cautionary Statement:

The statements in this release relating to the resilience of our model and the strength of our team as we continue to navigate through a challenging supply environment, our belief that our focus on operational excellence positions us well to achieve our long-term non-GAAP gross margin target of 68%, non-GAAP operating margin target of 45%, and free cash flow target of 38% through industry cycles, that our Preferred Supply Program continues to be greater than 50% of our aggregate backlog and more than 100% of our backlog in the most constrained capacity areas, our unsupported backlog continuing to climb and our lead times remaining stretched, that we expect to remain supply-constrained throughout 2022 and into 2023, our more active capital return strategy, our programmatic stock buyback program, that we are targeting $348.2 million return to shareholders in the June quarter via dividends and share repurchases, actively managing working capital requirements for the business, our belief that our debt exchange transactions will benefit stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time, that we anticipate purchasing an additional $194.6 million of shares during the June quarter, that we remain focused on continuing to enhance our capital structure in the future, that demand continues to outpace supply, driving stronger customer engagements resulting in share gains in the end markets we serve, that we expect our net sales in the June quarter to be up between 4% and 8% sequentially, that at the mid-point of our guidance for the June quarter, net sales will be 24.6% higher than the year ago quarter, our first quarter fiscal 2023 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the June 2022 quarter, capital expenditures for the June 2022 quarter and for all of fiscal 2023, continuing to add capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, our belief that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer and our assumed average stock price in the June 2022 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to the
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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

impact of the COVID-19 pandemic (including lock-downs in China), actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy (including increases in interest rates), political, geopolitical, trade or other issues in the U.S. or internationally (including the Ukraine-Russia military conflict), any further unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers and our ability to meet any continued increases in market demand; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels to meet any continued increases in market demand; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our preferred supply program; changes or fluctuations in customer order patterns and seasonality; our ability to obtain a sufficient supply of wafers from third party wafer foundries to meet our increasing needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any continued increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of inflation on our business; the impact of any future significant acquisitions that we may make; the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the June quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 9, 2022 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Fourth Quarter and Fiscal 2022
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The Company's solutions serve more than 124,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MPLAB, SST, and SuperFlash are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. Flashtec is a registered trademark of Microchip Technology Incorporated in the U.S.A. Silicon Storage Technology is a registered trademark of Microchip Technology Incorporated in other countries. memBrain and Switchtec are trademarks of Microchip Technology Incorporated in the U.S.A and other countries. All other trademarks mentioned herein are the property of their respective companies.

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